Exhibit 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252

PMC Commercial Trust Announces First Quarter Results

PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	May 11, 2004

PMC Commercial Trust (AMEX: PCC) announced first quarter results today. For the three months ended March 31, 2004, net income was $14,246,000, or $1.79 per share, compared to $1,812,000, or $0.28 per share, for the three months ended March 31, 2003. The increase in net income is primarily due to the extraordinary gain resulting from the merger with PMC Capital of $11,593,000 during the three months ended March 31, 2004. Our income from continuing operations increased to $2,586,000 ($0.32 per share) during the three months ended March 31, 2004 from $1,715,000 ($0.27 per share) during the three months ended March 31, 2003. The increase was primarily a result of (i) a $497,000 increase in other income resulting from increased prepayment fee income and (ii) increased income from retained interests in transferred assets of $593,000 due to our 2003 securitization and the acquisition of $43.6 million of retained interests in transferred assets from PMC Capital as a result of the merger.

We completed our merger with PMC Capital on February 29, 2004. Pursuant to the merger, each issued and outstanding share of PMC Capital common stock was converted into 0.37 of a common share of PMC Commercial and we issued 4,385,800 common shares of beneficial interest on February 29, 2004.

On March 12, 2004, we entered into a letter agreement with Arlington Hospitality, Inc. (“Arlington”), the lessee of our 21 hotel properties, pursuant to which we granted Arlington, among other things, reduced cash payments on the base rent due under the lease agreements. The letter agreement which originally terminated on April 30, 2004 was extended to May 31, 2004. Arlington is then required to pay the difference between the reduced rent payments made for March through May 2004 and the base rent for those three months provided for in the lease agreements. We are currently in discussions with Arlington regarding a possible amendment to our lease agreements to allow for property sales, provide for additional rent deferments and adjust the timing and sales price for Arlington’s acquisition of our real estate investment held for sale. There can be no assurance that the lease agreements will be restructured on terms and conditions acceptable to us, or that any amendment will occur.

Dr. Andrew S. Rosemore, Chairman of the Board, stated, “It is gratifying that the extended efforts to complete the merger are behind us and we can now re-direct personnel resources towards growing our company. We enter the second quarter of 2004 being self-directed rather than externally managed. We are now a more diversified company with a larger capital base which should result in a more efficient capital structure on which to grow. While our current pipeline has not increased from our March 31, 2004 pipeline of approximately $22.3 million, we are hopeful that our recently renewed marketing efforts will increase our pipeline and fundings. We are pleased with our results of operations for the first quarter of 2004. Our income from continuing operations on a per share basis increased from $0.27 to $0.32 and our FFO increased from $2.3 million to $3.1 million.”

PMC COMMERCIAL TRUST — Page 2	Earnings Press Release	May 11, 2004

The following tables contain comparative selected financial data as of March 31, 2004 and December 31, 2003 and for the three months ended March 31, 2004 and 2003:

FINANCIAL POSITION INFORMATION
(Dollars in thousands)

	March 31,	December 31,	Increase
	2004	2003	(Decrease) %
Loans receivable, net	$107,638	$50,534	113%
Retained interests in transferred assets	$75,241	$30,798	144%
Real property investments	$43,200	$43,339	—
Total assets	$257,953	$131,736	96%
Notes and debentures payable	$82,498	$33,380	147%
Total beneficiaries’ equity	$160,810	$92,091	75%
Shares outstanding	10,844	6,446	68%

PMC COMMERCIAL TRUST — Page 3	Earnings Press Release	May 11, 2004

RESULTS OF OPERATIONS
(Dollars in thousands, except per share information)

	Three Months Ended March 31,
	2004	2003	Incr (Decr) %
Income:
Interest income	$1,341	$1,447	(7%)
Lease income	1,406	1,363	3%
Income from retained interests in transferred assets	1,295	702	84%
Other income	525	28	1,775%

Total income	4,567	3,540	29%

Expenses:
Interest expense	860	822	5%
Advisory and servicing fees, net	292	445	(34%)
Depreciation	461	447	3%
Salaries and related benefits	307	—	NA
General and administrative expenses	223	111	101%
Realized losses on retained interests in transferred assets	13	—	NA
Reduction of loan losses	(189)	—	NA

Total expenses	1,967	1,825	8%

Income before income tax provision, minority interest, discontinued operations and extraordinary item	2,600	1,715	52%
Income tax expense	(6)	—	NA
Minority interest (preferred stock dividend of subsidiary)	(8)	—	NA

Income from continuing operations	2,586	1,715	51%
Discontinued operations	67	97	(31%)

Income before extraordinary item	2,653	1,812	46%
Extraordinary item: negative goodwill	11,593	—	NA

Net income	$14,246	$1,812	686%

Basic weighted average shares outstanding	7,948	6,446

Basic and diluted earnings per share:
Income from continuing operations	$0.32	$0.27	19%
Discontinued operations	0.01	0.01	—
Extraordinary item	1.46	—	NA

Net income	$1.79	$0.28	539%

PMC COMMERCIAL TRUST — Page 4	Earnings Press Release	May 11, 2004

FUNDS FROM OPERATIONS (“FFO”) RECONCILIATION

FFO (i) does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), (ii) is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to make distributions, and (iii) should not be considered as an alternative to net income (as determined in accordance with GAAP) for purposes of evaluating our operating performance. We believe FFO is helpful to investors as a supplemental measure of operating performance since, along with net income and cash flows, it provides a useful measure of actual operating results. In addition, FFO is one of the measures utilized by the Board in its determination of dividends. FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means net income or loss determined in accordance with GAAP, excluding gains or losses from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We calculate FFO based on the NAREIT definition. Our method of calculating FFO may be different from the methods used by other real estate investment trusts (“REITs”) and, accordingly, may not be directly comparable to such other REITs. Our formulation of FFO set forth below is consistent with the NAREIT White Paper definition of FFO.

A reconciliation of our FFO for the three months ended March 31, 2004 and 2003 was as follows:

	Three Months Ended March 31,
	2004	2003
	(In thousands)
Net income	$14,246	$1,812
Less extraordinary gain	(11,593)	—
Add depreciation	461	470

FFO	$3,114	$2,282

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.